Exhibit 99.1

5711 South 86th Circle
Omaha, NE 68127
Phone 402.596.4500
Fax 402.593.4574 www.infogroup.com

FOR IMMEDIATE RELEASE
May 3, 2010
Infogroup Contacts:
Lisa Olson
Senior Vice President, Corporate Relations
Phone: (402) 593-4541
E-mail: lisa.olson@infogroup.com
Thomas Oberdorf
Chief Financial Officer
Phone: (402) 593-4690
Infogroup Reports First Quarter 2010 Results
•	Revenue for the first quarter of $124.2 million compared to $127.5 million last year

•	Operating income of $12.3 million compared to $2.7 million last year

•	Cash flow from continuing operations of $13.6 million

•	Earnings per share from continuing operations of $0.13 compared to a loss per share of $0.01 last year
(OMAHA, NE) — Infogroup (NASDAQ: IUSA), the leading provider of data driven and interactive resources for targeted sales, marketing and research solutions today reported preliminary unaudited financial results for the first quarter of 2010 ended on March 31, 2010.
FIRST QUARTER 2010 RESULTS
GAAP Results
During the first quarter of 2010, Infogroup recorded net sales of $124.2 million, compared to $127.5 million for the same period in 2009, representing a decline of $3.3 million or 3%. On a currency neutral basis, net sales declined by 4% year over year. Net sales for the Data Group for the first quarter of 2010 were $64.0 million, a 5% decrease from $67.3 million for the same period in 2009. Net sales for the Services Group for the first quarter of 2010 were $35.8 million, flat from $35.8 million for the same period in 2009. Net sales for the Marketing Research Group for the first quarter of 2010 were $24.4 million, a decrease of $0.1 million from $24.5 million for the same period in 2009.
Infogroup’s operating income for the first quarter of 2010 was $12.3 million, which included $5.2 million of restructuring, non-recurring and non-cash charges, compared to operating income of $2.7 million in the first quarter of 2009, which included $8.8 million of comparable charges. Operating income for the Data Group for the first quarter of 2010 was $17.5 million, or 27% of net sales, compared to $12.9 million, or 19% of net sales for the same period in 2009. Operating income for the Services Group for the first quarter of 2010 was $4.5 million, or 13% of net sales, compared to $5.0 million, or 14% of net sales for the same period in 2009. Operating loss for the Marketing Research Group was $0.04 million, or 0.2% of revenue, compared to $0.2 million, or 0.8% of net sales for the same period in 2009. Operating loss for Corporate Activities for the first quarter of 2010 was $9.7 million, compared to $15.1 million for the same period in 2009.
Infogroup’s net income from continuing operations for the first quarter of 2010 was $7.3 million, or earnings per share from continuing operations of $0.13, compared to a net loss from continuing operations of $0.7 million, or a loss per share from continuing operations of $0.01 in the first quarter of 2009.

5711 South 86th Circle
Omaha, NE 68127
Phone 402.596.4500
Fax 402.593.4574 www.infogroup.com

Non-GAAP Results
Infogroup’s adjusted earnings per share from continuing operations for the first quarter of 2010, excluding the restructuring, non-recurring and non-cash charges, was $0.17, compared to $0.09 for the first quarter of 2009, an increase of $0.08.
In the first quarter of 2010, EBITDA was $21.8 million compared to $9.8 million in the first quarter of 2009. Adjusted EBITDA, which excludes certain restructuring, non-recurring and non-cash charges, was $24.8 million in the first quarter of 2010, compared to $19.1 million in the first quarter of 2009. Adjusted EBITDA for the Data Group in the first quarter of 2010 was $22.8 million, compared to $19.1 million for the same period in 2009. Adjusted EBITDA for the Services Group in the first quarter of 2010 was $7.6 million, compared to $8.1 million for the same period in 2009. Adjusted EBITDA for the Marketing Research Group in the first quarter of 2010 was $2.3 million, compared to $1.7 million for the same period in 2009. Adjusted EBITDA for Corporate Activities in the first quarter of 2010 was a loss of $7.9 million, compared to a loss of $9.9 million for the same period in 2009.
In total, the Company recorded $4.0 million in costs during the first quarter of 2010 for restructuring, non-recurring and non-cash charges. This included restructuring costs for severance associated with headcount reductions and facility closures of $3.0 million, merger related expenses of $2.0 million, accelerated tradename amortization expense of $0.9 million, SEC investigation expenses of $0.2 million and litigation settlement charges of $0.1 million. These charges were offset by non-recurring benefits of $2.3 million. This included $1.3 million of realized gains primarily related to the sale of marketable securities and $1.0 million net benefit from non-cash stock compensation expense resulting from a $1.3 million reversal of prior expense for stock awards forfeited during the quarter. Of these charges, $4.3 million was recorded in selling, general and administrative expenses, $0.9 million was recorded in amortization of intangible assets expenses, and income of $1.3 million was recorded in investment income. During the first quarter of 2009, the Company recorded $9.3 million of comparable charges.
Net Debt as of March 31, 2010 was $163.3 million, compared to $174.1 million as of December 31, 2009, representing a decline of $10.8 million.
During the first quarter of 2010 the Company implemented and realized cost savings of approximately $4.0 million. These cost savings in addition to those implemented in 2009 contributed to lower overall adjusted selling, general and administrative expenses by approximately $8.3 million. The first quarter of 2010 cost savings initiatives will have a realized impact of approximately $15.0 million for the full year of 2010, with an annualized impact of approximately $16.0 million.
NON-GAAP INFORMATION
In addition to presenting results determined in accordance with generally accepted accounting principles, or GAAP, this release also presents non-GAAP financial measures. Investors are referred to the tables included in this press release for a reconciliation of these non-GAAP measures to GAAP financial measures.
Management considers GAAP and non-GAAP financial measures in evaluating the operating performance of the Company. EBITDA is commonly used as an analytical indicator within Infogroup’s industry. Adjusted EBITDA, adjusted earnings per share, non-GAAP selling, general and administrative expenses and non-GAAP operating income exclude items that management believes result from events that are not recurring and are not part of on-going operations. Additionally management discloses non-GAAP net debt, which deducts cash and marketable securities from GAAP debt. Management believes these non-GAAP financial measures also provide useful supplemental information to investors in evaluating the aggregate performance of the Company’s operating businesses.
All companies do not calculate non-GAAP measures in the same manner and the non-GAAP financial measures presented in this press release may not be comparable to similar measures used by other companies. Non-GAAP

5711 South 86th Circle
Omaha, NE 68127
Phone 402.596.4500
Fax 402.593.4574 www.infogroup.com

measures should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The non-GAAP financial measures should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.
CONFERENCE CALL
Given the pending transaction with CCMP Capital Advisors, LLC announced on March 8, 2010, the Company will not hold a conference call to discuss its quarterly results.
About Infogroup
Infogroup (NASDAQ: IUSA) is the leading provider of data and interactive resources that enables targeted sales, effective marketing and insightful research solutions. Our information powers innovative tools and insight for businesses to efficiently reach current and future customers through multiple channels, including the world’s most dominant and powerful Internet search engines and GPS navigation systems. Infogroup’s headquarters are located at 5711 South 86th Circle, Omaha, NE 68127. For more information, call (402) 593-4500 or visit www.infogroup.com.
Forward-Looking Statements
Statements in this announcement other than historical data and information constitute forward looking statements that involve risks and uncertainties that could cause actual results to differ materially from those stated or implied by such forward-looking statements. Forward looking statements can be identified by terminology such as “may,” “will,” “should,” “could,” “would,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continues” or the negative of these terms or other comparable terminology. The potential risks and uncertainties include, but are not limited to, recent changes in senior management, risks associated with litigation, the successful completion of the Company’s proposed merger, integration of future acquisitions, fluctuations in operating results, failure to successfully carry out our Internet strategy or to grow our Internet revenue, effects of leverage, changes in technology and increased competition. More information about potential factors that could affect the company’s business and financial results is included in the Company’s filings with the Securities and Exchange Commission.

5711 South 86th Circle
Omaha, NE 68127
Phone 402.596.4500
Fax 402.593.4574
www.infogroup.com
Infogroup INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	THREE MONTHS ENDED
	March 31,
	2010	2009
	(UNAUDITED)
Net sales	$124,218	$127,537
Costs and expenses:
Cost of goods and services	46,394	46,989
Selling, general and administrative	57,433	70,136
Depreciation and amortization of operating assets	4,884	4,759
Amortization of intangible assets	3,169	2,934

Total operating costs and expenses	111,880	124,818

Operating income	12,338	2,719
Investment income (expense)	1,278	(2)
Other income (expense)	127	(625)
Interest expense	(1,763)	(3,246)

Other expense, net	(358)	(3,873)

Income (loss) before income taxes	11,980	(1,154)
Income tax expense (benefit)	4,668	(427)

Net income (loss) from continuing operations	7,312	(727)
Loss from discontinued operations, net of tax	(13)	(8,612)

Net income (loss)	$7,299	$(9,339)

BASIC EARNINGS (LOSS) PER SHARE:
Income (loss) from continuing operations	$0.13	$(0.01)
Loss from discontinued operations	$—	$(0.15)

Net income (loss)	$0.13	$(0.16)

Basic weighted average shares outstanding	57,861	57,113

DILUTED EARNINGS (LOSS) PER SHARE:
Income (loss) from continuing operations	$0.13	$(0.01)
Loss from discontinued operations	$—	$(0.15)

Net income (loss)	$0.13	$(0.16)

Diluted weighted average shares outstanding	58,247	57,113

5711 South 86th Circle
Omaha, NE 68127
Phone 402.596.4500
Fax 402.593.4574
www.infogroup.com
Infogroup INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31,	December 31,
	2010	2009
	(UNAUDITED)
ASSETS
Current assets:
Cash and cash equivalents	$16,506	$5,784
Marketable securities	74	1,773
Trade accounts receivable, net	43,086	61,947
List brokerage trade accounts receivable, net	67,943	81,033
Unbilled services	9,163	8,487
Deferred income taxes	480	1,184
Prepaid expenses	10,911	8,702
Deferred marketing costs	1,052	742
Escrow, current	10,037	—
Assets held for sale	1,132	1,457

Total current assets	160,384	171,109

Property and equipment, net	48,747	50,285
Goodwill	346,451	346,265
Intangible assets, net	60,360	61,828
Other assets	3,694	3,736
Escrow, noncurrent	—	10,029

	$619,636	$643,252

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$70,066	$2,692
Accounts payable	10,967	18,500
List brokerage trade accounts payable	54,021	65,936
Accrued payroll expenses	25,398	31,767
Accrued expenses	12,526	11,370
Income taxes payable	1,145	3,751
Deferred revenue	60,197	62,582

Total current liabilities	234,320	196,598

Long-term debt, net of current portion	109,850	179,010
Deferred income taxes	7,086	5,774
Other liabilities	11,119	11,034
Stockholders’ equity:
Common stock	145	144
Paid-in capital	154,557	151,529
Retained earnings	114,829	107,530
Note receivable — shareholder	(9,790)	(6,800)
Accumulated other comprehensive loss	(2,480)	(1,567)

Total stockholders’ equity	257,261	250,836

	$619,636	$643,252

5711 South 86th Circle
Omaha, NE 68127
Phone 402.596.4500
Fax 402.593.4574
www.infogroup.com
Infogroup INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	THREE MONTHS ENDED
	March 31,
	2010	2009
	(UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$7,299	$(9,339)
Net loss from discontinued operations	(13)	(8,612)

Net income (loss) from continuing operations	7,312	(727)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of operating assets	4,884	4,759
Amortization of intangible assets	3,169	2,934
Amortization of deferred financing fees	388	312
Deferred income taxes	2,585	(2,873)
Non-cash stock compensation expense (benefit)	(1,046)	428
Non-cash 401(k) contribution in common stock and other non-cash expense	754	821
(Gain) loss on sale of assets and marketable securities	(1,298)	29
Asset impairment charges	—	2,060
Changes in assets and liabilities
Trade accounts receivable and unbilled services	17,860	13,302
List brokerage trade accounts receivable	13,090	10,137
Prepaid expenses and other assets	(2,227)	(3,999)
Deferred marketing costs	(310)	(82)
Accounts payable	(8,048)	(13,509)
List brokerage trade accounts payable	(11,915)	(9,937)
Income taxes receivable and payable, net	(4,612)	51,580
Accrued expenses and other liabilities	(4,995)	(2,442)
Deferred revenue	(1,994)	(1,536)

Net cash provided by operating activities — continuing operations	13,597	51,257
Net cash used in operating activities — discontinued operations	(21)	(34,531)

Net cash provided by operating activities	13,576	16,726

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of marketable securities	1,674	9
Proceeds from sale of property and equipment	322	776
Purchases of property and equipment	(1,398)	(1,659)
Software and database development costs and purchases of other intangibles	(3,494)	(1,900)

Net cash used in investing activities — continuing operations	(2,896)	(2,774)
Net cash provided by investing activities — discontinued operations	—	128,428

Net cash provided by (used in) investing activities	(2,896)	125,654

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of long-term debt	(6,786)	(105,429)
Proceeds from long-term debt	5,000	4,000
Deferred financing costs paid	—	(1,085)
Tax benefit related to issuance of common stock	127	—
Proceeds from shareholder pursuant to stipulation of settlement	2,200	2,200

Net cash provided by (used in) financing activities — continuing operations	541	(100,314)
Effect of exchange rate fluctuations on cash and cash equivalents	(499)	(449)

Net increase in cash and cash equivalents	10,722	41,617
Cash and cash equivalents, beginning	5,784	4,691

Cash and cash equivalents, ending	$16,506	$46,308

5711 South 86th Circle
Omaha, NE 68127
Phone 402.596.4500
Fax 402.593.4574
www.infogroup.com
The following provides a reconciliation of GAAP net income (loss) to non-GAAP EBITDA, non-GAAP adjusted EBITDA, as well as total adjustments included in income (loss) before income taxes:

	THREE MONTHS ENDED
	March 31,
	2010	2009
(in thousands)	(UNAUDITED)
GAAP net income (loss)	$7,299	$(9,339)
Loss from discontinued operations, net of tax	13	8,612
Interest expense	1,763	3,246
Income tax expense (benefit)	4,668	(427)
Depreciation and amortization of operating assets	4,884	4,759
Amortization of intangible assets	3,169	2,934

Non-GAAP EBITDA	$21,796	$9,785

EBITDA adjustments:
SEC investigation and merger related expenses	$2,206	$3,832
Restructuring costs	3,017	2,638
Net impairments and write-down of assets / (gains) on sale of assets	(1,257)	2,183
Litigation settlement charges	102	258
Non-cash stock compensation expense (benefit)	(1,046)	427

Total EBITDA adjustments	3,022	9,338

Non-GAAP adjusted EBITDA	$24,818	$19,123

Total adjustments:
EBITDA adjustments	$3,022	$9,338
Accelerated tradename amortization expense	943	—

Total adjustments included in income (loss) before income taxes	$3,965	$9,338

The following provides a reconciliation of GAAP basic earnings (loss) per share to non-GAAP adjusted basic earnings (loss) per share:

	THREE MONTHS ENDED
	March 31,
	2010	2009
(in thousands, except per share amounts)	(UNAUDITED)
GAAP basic earnings (loss) per share from continuing operations	$0.13	$(0.01)
Effect of adjustments (see below)	$0.04	$0.10

Non-GAAP adjusted basic earnings per share from continuing operations	$0.17	$0.09

GAAP basic earnings (loss) per share	$0.13	$(0.16)
Effect of adjustments (see below)	$0.04	$0.10

Non-GAAP adjusted basic earnings (loss) per share	$0.17	$(0.06)

Adjustments (detail in above table)	$3,965	$9,338
Income tax effect of adjustments	1,547	3,595

Impact of adjustments on net income	$2,418	$5,743

Basic weighted average shares outstanding	57,861	57,113

Effect of adjustments on basic earnings (loss) per share from continuing operations and basic earnings per share	$0.04	$0.10

5711 South 86th Circle
Omaha, NE 68127
Phone 402.596.4500
Fax 402.593.4574
www.infogroup.com
The following provides a reconciliation of GAAP income (loss) before income taxes by segment to non-GAAP EBITDA and non-GAAP adjusted EBITDA by segment:

	For the Three Months Ended March 31, 2010
			Marketing		Condensed
		Services	Research	Corporate	Consolidated
	Data Group	Group	Group	Activities	Total
(in thousands)			(UNAUDITED)
GAAP income (loss) before income taxes	$17,538	$4,513	$(39)	$(10,032)	$11,980
Interest expense	—	—	—	1,763	1,763
Depreciation and amortization of operating assets	2,676	1,244	472	492	4,884
Amortization of intangible assets	757	634	1,778	—	3,169

Non-GAAP EBITDA	$20,971	$6,391	$2,211	$(7,777)	$21,796

EBITDA adjustments:
SEC investigation and merger related expenses	$—	$—	$—	$2,206	$2,206
Restructuring costs	1,803	1,038	93	83	3,017
Net impairments and write-down of assets / (gains) on sale of assets	19	—	—	(1,276)	(1,257)
Litigation settlement charges	—	102	—	—	102
Non-cash stock compensation expense (benefit)	16	44	18	(1,124)	(1,046)

Total EBITDA adjustments	1,838	1,184	111	(111)	3,022

Non-GAAP adjusted EBITDA	$22,809	$7,575	$2,322	$(7,888)	$24,818

Adjusted EBITDA percentage of net sales	36%	21%	10%	—	20%

	For the Three Months Ended March 31, 2009
			Marketing		Condensed
		Services	Research	Corporate	Consolidated
	Data Group	Group	Group	Activities	Total
(in thousands)			(UNAUDITED)
GAAP income (loss) before income taxes	$12,917	$5,042	$(164)	$(18,949)	$(1,154)
Interest expense	—	—	—	3,246	3,246
Depreciation and amortization of operating assets	2,406	1,089	501	763	4,759
Amortization of intangible assets	1,243	860	831	—	2,934

Non-GAAP EBITDA	$16,566	$6,991	$1,168	$(14,940)	$9,785

EBITDA adjustments:
SEC investigation and merger related expenses	$—	$—	$—	$3,832	$3,832
Restructuring costs	1,214	861	560	3	2,638
Net impairments and write-down of assets / (gains) on sale of assets	1,343	—	15	825	2,183
Litigation settlement charges	8	250	—	—	258
Non-cash stock compensation expense (benefit)	—	—	—	427	427

Total EBITDA adjustments	2,565	1,111	575	5,087	9,338

Non-GAAP adjusted EBITDA	$19,131	$8,102	$1,743	$(9,853)	$19,123

Adjusted EBITDA percentage of net sales	28%	23%	7%	—	15%

5711 South 86th Circle
Omaha, NE 68127
Phone 402.596.4500
Fax 402.593.4574
www.infogroup.com
The following provides a reconciliation of GAAP selling, general and administrative expenses to non-GAAP adjusted selling, general and administrative expenses, excluding restructuring, non-recurring and non-cash charges:

	THREE MONTHS ENDED
	March 31,
	2010	2009
(in thousands)	(UNAUDITED)
GAAP selling, general and administrative expenses	$57,433	$70,136
Less restructuring, non-recurring and non-cash charges	4,300	8,750

Non-GAAP adjusted selling, general and administrative expenses, excluding restructuring, non-recurring and non-cash charges	$53,133	$61,386

The following provides a reconciliation of GAAP operating income to non-GAAP operating income, excluding restructuring, non-recurring and non-cash charges:

	THREE MONTHS ENDED
	March 31,
	2010	2009
(in thousands)	(UNAUDITED)
GAAP operating income	$12,338	$2,719
Plus restructuring, non-recurring and non-cash charges	4,300	8,750
Plus acceleration of tradename amortization expense	943	—

Non-GAAP operating income, excluding restructuring, non-recurring and non-cash charges	$17,581	$11,469

The following provides a reconciliation of GAAP debt to non-GAAP net debt:

	March 31,	December 31,
	2010	2009
(in thousands)	(UNAUDITED)
GAAP long-term debt, net of current portion	$109,850	$179,010
GAAP current portion of long-term debt	70,066	2,692

Total GAAP debt	179,916	181,702
Less GAAP cash and GAAP marketable securities:
GAAP cash	16,506	5,784
GAAP marketable securities	74	1,773

Total GAAP cash and marketable securities	16,580	7,557

Non-GAAP net debt	$163,336	$174,145